UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: January 23, 2025
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2025, (the “Effective Date”), Tenet Healthcare Corporation (the “Company”) entered into an amended and restated employment agreement with Saumya Sutaria, M.D. (the “Employment Agreement”), which will govern his continued service as the Company’s Chief Executive Officer and Chairman of the Company’s board of directors (the “Board”).

The Employment Agreement provides for an initial term commencing on the Effective Date and ending on December 31, 2028, with automatic extensions for successive one-year terms upon the expiration of the then-current term unless either party provides not less than 180 days’ notice of his or their intention not to renew (the “Term”), subject to earlier termination in accordance with the terms of the Employment Agreement. During the Term, Dr. Sutaria will report directly to the Board. The Employment Agreement further provides that Dr. Sutaria will be paid an annualized base salary of $1,500,000 (subject to increase from time to time) and will be eligible to earn an annual incentive bonus under the Company’s Annual Incentive Plan (the “AIP”) with a target annual bonus equal to no less than 200% of his base salary.

The Employment Agreement also provides that, on the Effective Date, Dr. Sutaria will receive restricted stock units (the “Retention RSUs”) covering $18 million worth of the Company’s common stock pursuant to the Company’s 2019 Stock Incentive Plan as a signing and retention incentive. Subject to Dr. Sutaria’s continuous employment through the applicable vesting date (except as described below), 40% of the Retention RSUs will vest pro rata annually in four substantially equal installments on December 31, 2025, 2026, 2027 and 2028, and the remaining 60% of the Retention RSUs will be subject to a four year performance period subject to the achievement of certain performance metrics determined by the Human Resources Committee of the Board (the “HR Committee”). Additionally, commencing with the Company’s 2025 fiscal year, Dr. Sutaria will be eligible to receive annual equity and other long-term incentive awards, with the actual level of participation consistent with Dr. Sutaria’s current annual long-term incentive award level and his position as Chairman of the Board and Chief Executive Officer of the Company and the amount, form, terms and conditions of the awards to be determined in the sole discretion of the Board or the HR Committee. Dr. Sutaria will also be entitled to participate in the Company’s benefits generally available to executive-level employees and will be entitled to annual contributions of not less than $250,000 to the Company’s executive retirement account.

If Dr. Sutaria’s employment is terminated without “cause” (including as a result of the Company’s election not to renew the Term) or Dr. Sutaria voluntarily resigns with “good reason” (each as defined in the Employment Agreement) more than six months prior to, or more than two years following, a “change of control” (as defined in the Company’s Executive Severance Plan), Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be eligible to receive, subject to his execution of a release of claims in favor of the Company: (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance, (3) two and one-half times the sum of his then-current base salary plus target AIP bonus, which will be paid over two and one-half year period following the termination date, (4) accelerated vesting of all outstanding unvested equity and other long-term incentive awards, and (5) continued coverage under the Company’s health and welfare plans during the two and one-half year period following the termination date (or substitute coverage if continued participation is barred).

If Dr. Sutaria’s employment is terminated without cause or Dr. Sutaria voluntarily resigns with good reason within six months prior to, or within two years following, a change of control, Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be eligible to receive, subject to his execution of a release of claims in favor of the Company: (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance, (3) an amount equal to three times the sum of his then current base salary plus target AIP bonus, such amount to be paid in single lump-sum, (4) accelerated vesting of all outstanding unvested equity and other long-term incentive awards, and (5) continued coverage under the Company’s health and welfare plans during the three year period following the termination date (or substitute coverage if continued participation is barred).

If Dr. Sutaria’s employment is terminated as a result of Dr. Sutaria’s death or “disability” (as defined in the Employment Agreement), Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be eligible to receive: (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance, and (3) accelerated vesting of all outstanding unvested equity and other long-term incentive awards.

In the event Dr. Sutaria elects not to renew the Employment Agreement upon the expiration of the Term, Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be entitled to continued vesting of all then-unvested equity-based awards held by Dr. Sutaria during the two and one-half year period following the Term as if Dr. Sutaria had remained employed by Company, subject to his execution of a release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in the Employment Agreement (as summarized below).

Dr. Sutaria is bound by perpetual confidentiality and non-disparagement covenants. Additionally, Dr. Sutaria is subject to an employee non-solicitation covenant that applies for the duration of Dr. Sutaria’s employment with the Company and for two years thereafter, and a noncompetition covenant that applies with respect to four of the Company’s primary competitors for the duration of Dr. Sutaria’s employment with the Company and for one year thereafter.

The summary of the Employment Agreement contained herein is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between the Company and Saumya Sutaria, effective as of January 23, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: January 24, 2025	By:	/s/ THOMAS ARNST
Thomas Arnst
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary